SUBLEASE

THIS-SUBLEASE", made as of the 7th-day of September,2007, between CARIBBEAN

INTERNATIONAL SALES CORP., INC., a Nevada corporation, hereinafter called "Sublessor" and TIX4TONIGHT, LLC, a Nevada LLC, hereinafter called "Sublessee."

WITNESSETH:

WHEREAS, by Agreement of Lease dated as of February 1, 1995; the First Amendment dated as of October 16,1995; the Second Amendment dated as of November 1,1996; the Third Amendment dated as of June 1, 1997, the Fourth Amendment to Lease dated as of November 1, 2000, that certain Waiver dated as of August 12, 1997, that certain Waiver #2 dated as of September 11, 1997, the Fifth Amendment to Lease dated as ofJuly 25, 2006, and the Sixth Amendment to Lease dated as of July 25, 2006 (collectively referred to as the "Prime Lease"), Sublessor leases from CCR/AG Showcase Phase I Owner. L.L.C.(the "Prime Lessor"), space on the first, second, third, and fourth floors of the Complex as described in the Prime Lease and

WHEREAS, Sublessee desires to sublease certain space on the 1st floor in the Premises from Sublessor.

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublessor and Sublessee stipulate, covenant and agree as follows:

Premises

1. (a) Sublessee acknowledges that it has received and reviewed the Prime Lease. Unless otherwise defined herein, terminology utilized herein shall have the meanings assigned same in the Prime Lease.

(b) Sublessor does hereby sublease to Sublessee a portion of the Premises consisting of approximately 200 square feet on the 1st floor (hereinafter referred to as "Sublease Premises") as outlined on "Exhibit A" attached hereto and made a part hereof.

Term

2. The term of this Sublease shall commence on November 7, 2007 and shall expire on October 31, 2012 unless sooner terminated pursuant to the terms of this Sublease. The rights of Sublessee are subject to all terms, conditions and provisions of the Prime Lease and, upon termination of the Prime Lease or further sublease of the Premises for any reason whatsoever, the rights of Sublessee to occupy the Sublease Premises shall automatically and immediately terminate. Sublessor will not terminate the Prime Lease or sublease the Premises without providing at least 180 days prior written notice to Sublessee. Sublessor shall, however, use its best efforts to work with Prime Lessor or Additional Sublessee to facilitate their consideration to lease the 200 square feet known as Sublease Premises to Sublessee. If any consents are required from the Prime Lessor with respect to this Sublease, or the tenant improvements or signage installations contemplated by Sublessee hereunder, Sublessor shall request same within ten (l0) days of execution and delivery hereof (and Sublessee shall furnish in a timely fashion to Sublessor any requisite plans, specifications and details in connection therewith) and the effectiveness of this Sublease shall be subject to obtaining same; and in any event within said ten (l0) day period Sublessor shall request an Offset Statement as contemplated under Section 12.18. Ifby the above set forth Commencement Date, for any reason the Prime Lessor fails to deliver such Offset Statement (confirming the components of the Sublease as set forth above and the absence of any defaults by Sublessor) or fails to deliver any such requested consent, or conditions such Statement or consent in a manner which Sublessor considers unreasonable, then either Sublessor or Sublessee may terminate this Sublease upon written notice to the other without liability to the other.

Provided Sublessee is not in default under the terms of the Sublease, Sublessee shall have the option to extend the term for additional periods of five (5) years at the same terms and conditions set forth in the Sublease, conditioned upon Sublessor's continued occupancy under its Prime Lease. Sublessee shall exercise each option within thirty (30) days from receipt of reasonable notice from Sublessor that the Term is expiring and that Sublessor is continuing to occupy the Premises.

Uses

3. Sublessee shall use and occupy Sublease Premises exclusively for the sale and distribution of (i) discount tickets for Las Vegas shows and attractions including, but not limited to, concerts, sporting events, discount golf, and programs that include Las Vegas as part ofthe tour, (ii) discount dining tickets at Las Vegas restaurants, and (iii) premium tickets under its wholly-owned subsidiary AnyEvent.com. Sublessee must not sell tickets to attractions that are pornographic.

Rent

4. (a) Sublessee shall be responsible for the payment of monthly Base Rent in advance as follows:

Period Monthly Base Rent 11/07/2007 -10/31/2012                $83,333.33

The Base Rent is payable in advance on or before the first day of each and every month without notice or demand. If the rent is not received by Sublessor by the 7th business day of the month, or in the case of a separately invoiced charge, by the 7th business day following presentation of an invoice therefore (all charges to Sublessee hereunder being considered "rent"), Sublessee shall pay a late charge of 10% of the total outstanding charges.

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Rent for any portion of a month shall be prorated on a thirty (30) day basis. Rent payments will be delivered to Sublessor's office located at:

The Coca-Cola Company Attn: Russell Jacobs, Coca-Cola Retail Accounting P.O. Box 2550 Atlanta, Georgia 3030 I

or such other place as Sublessor may designate.

(b) The annual rent set forth in paragraph (a) above is a "gross" rate which includes payment for all services to the Premises in accordance with the terms of the Prime Lease.

(c) Although Sublessee shall not be obligated to pay Sublessor Percentage Rent under this Sublease, Sublessee acknowledges that Sublessee's Gross Sales are included in Sublessor's obligations to report Gross Sales to Prime Lessor under the Prime Lease. Accordingly, Sublessee shall comply with all reporting requirements applicable to Sublessee's Gross Sales contained in Sections 4.3 and 4.4 of the Prime Lease (as if Sublessor were "Landlord" and Sublessee were the "Tenant" thereunder), provided however, that Sublessee shall comply with all requirements thereunder no later than ten (l0) days prior to the date Sublessor must, in tum, comply therewith vis-a-vis the Prime Lessor.

Prime Lease

5. (a) This Sublease is subject to all of the limitations, restrictions and requirements of the

Prime Lease applicable to use and enjoyment of the Premises and common areas of the Complex.

(b) Without limitation upon subparagraph (a) above, for the purposes of this Sublease, the following provisions of the Prime Lease are hereby incorporated by reference and shall apply as between Sublessor and Sublessee as if they were typed out in this Sublease in full, and the words "Landlord," "Tenant" and "Lease," as used in the Prime Lease, shall read, respectively, "Sublessor," "Sublessee" and "Sublease": Sections 8.9, 8.10, 10.IB., 10.1C., 10.2, 18.3, 24.1,24.2, 24.4, 24.5, 24.10, 24.11, 24.16 and Articles XV, XIX, XX and XXI."Sublessor", "Sublessee" and "Sublease."

Quiet Enjoyment

6. (a) Sublessor covenants and agrees with Sublessee that upon Sublessee paying the rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Premises during the term; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease and Sublessee shall have no claim against Sublessor unless such termination was caused by thedefault of Sublessor in the perfonnance of its obligations under the Prime Lease which have not been assumed by Sublessee hereunder pursuant to Section 7 above.

(b) Sublessee covenants and agrees that Sublessee shall not do or suffer or permit anything to be done which would constitute a default under the Prime Lease or would cause the Prime Lease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Lessor under the Prime Lease, and that Sublessee will indemnify and hold harmless Sublessor from and defend Sublessor against all claims, liabilities, losses and damages of any kind whatsoever (excepting special and consequential damages) that Sublessor may incur by reason of, resulting from or arising out of any such cancellation, tennination or forfeiture.

Notices

7. Any notice, demand or request under this Sublease shall be in writing and shall be considered provided and delivered by registered or certified mail (return receipt requested) which is deposited in the United States Federal or branch post office, or delivered by private express mail service. Any notice, demand or request by Sublessor to Sublessee shall be addressed to Sublessee, at:

Mitch Francis Tix4Tonight, LLC 12001 Ventura Pl. Suite 340 Studio City, CA 91604 (o) (818) 761-1002 (f) (818) 761-1072

until otherwise directed in writing by Sublessee. Any notice, demand or request by Sublessee to Sublessor shall be addressed by Sublessor at:

The Coca-Cola Company
Attn: Russell Jacobs, Coca-Cola Retail Accounting
P.O. Box 2550
Atlanta, Georgia 30301

With a copy to:
The Coca-Cola Company
Attn: Director, Corporate Real Estate
P.O. Box 1734
Atlanta, Georgia 30301

until otherwise directed in writing by Sublessor. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

8. Sublessee agrees that it shall not assign, mortgage, transfer, pledge or encumber its interest in this Sublease, in whole or in part, or sublet or pennit the subletting of the Subleased Premises, or permit the Subleased Premises or any part thereof to be occupied or used by any person or entity other than Sublessee, in each case without first obtaining the prior written consent of Sublessor, which consent shall not be unreasonably withheld. No assignment or sublease shall operate to release Sublessee from its obligations under this Sublease. The inability of Sublessor to obtain the consent of Prime Lessor, if required, or Prime Lessor's exercise (or notice of intent to exercise) of any right of recapture under the Prime Lease shall, without limitation, be a reasonable and conclusive basis for withholding consent. Sublessor shall be entitled to all profit realized from any sublease or assignment.

Prime Lessor's Responsibilities

9. Sublessee recognizes that Sublessor is not in a position to furnish the services set forth in the Prime Lease or to perform certain other obligations which are not within the control of Sublessor, such as, without limitation, maintenance, repairs and replacements to the Building and Premises, compliance with laws, and restoration of the Premises and Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sublease, Sublessee agrees that Sublessee shall look solely to Prime Lessor to furnish all services and to perform all obligations agreed upon by Prime Lessor under the Lease to furnish and perform. Sublessor shall not be liable to Sublessee or be deemed in default hereunder for failure ofPrime Lessor to furnish or perform the same. However, whenever under the terms of the Prime Lease, Prime Lessor shall fail to perform any of its Prime Lease obligations pertaining to the Premises, Sublessor shall use commercially reasonable efforts to cause Prime Lessor to comply with its Prime Lease obligations.

Parking

10. [Intentionally left blank]

11. In the event of Damage or an event ofeminent domain respecting the Premises or the

Complex, or both, of a nature which terminates the Prime Lease or gives Sublessor or Prime Lessor the right to terminate the Prime Lease, then either Sublessor or Sublessee may terminate this Sublease upon written notice to the other. In the event the Subleased Premises are not reasonably usable for the conduct of business by reason of either of the foregoing events, there shall be a proportionate abatement of annual rent payable hereunder on the same pro rata basis and to the same extent Sublessor is entitled to an abatement under the Prime Lease as to the Subleased Premises.

Indemnity and Insurance

12. (a) During the term, Sublessee, at its sole expense, shall obtain and keep in force the following insurance:

i. General commercial general liability coverage, including personal injury, bodily injury, broad form property damage, operations hazard, non-owned automobile liability, contractual liability with a cross liability clause and a severability of interests clause, and products and completed operations. liability, of not less than Ten Million Dollars ($10,000,000.00).

ii. Insurance against fire, extended coverage, vandalism, malicious mischief and other risks covered by a special form "all risk" policy of property insurance protecting against all risk of physical loss or damage in amounts not less than the actual replacement cost. No later than ten (10) days prior to the date Sublessee takes possession of all or any part of the Subleased Premises, Sublessee shall provide Sublessor with certificates evidencing that such insurance is in full force and effect.

iii. Worker's Compensation and Employer's Liability insurance, with a waiver of subrogation endorsement, in form and amount as required by law or, in the case of Employer's Liability insurance, equivalent thereto.

IV. Any other form or forms of insurance as may be required under the Prime Lease.

All insurance policies shall name Sublessor and such other parties in interest as Sublessor may designate from time to time as additional insured(s), and, upon request, Sublessee shall deliver a certificate evidencing such insurance coverage to Sublessor. In addition, all such policies, excluding Worker's Compensation policies, shall contain an undertaking by the insurers to notify Sublessor, and such other parties in interest as Sublessor may designate from time to time by registered U.S. Mail, return receipt requested, not less than thirty (30) days before any material change, reduction in coverage, cancellation (including for non-payment of premium), or other termination thereof. All policies shall be issued by insurers authorized to do business in the State o(Nevada and with a Best's rating of A-VII or better. If any policy is issued as part of a"blanket," then the limits specified shall be "single location" limits, rather than aggregate limits.

(b) Sublessee agrees to and hereby does indemnify and save Sublessor and Prime Lessor harmless against all claims for damages to persons or property by reason of Sublessee's use or occupancy of the Subleased Premises, and all expenses incurred by Sublessor and Prime Lessor because thereof, including attorneys' fees and court costs.

Binding and Entire Agreement

13. This Sublease shall be binding on Sublessee and Sublessor, and on the respective legal representatives, successors and assigns of the parties. This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

Condition of Subleased Premises

14. Sublessee acknowledges and agrees that the Subleased Premises consists of "second generation" space and that for purposes of this Sublease the "building standard" condition ofthe Subleased Premises shall be its "as is, where is" condition as of the date of this Sublease. Sublessee further acknowledges and agrees that, except as specifically set forth herein, neither Sublessor, Prime Lessor nor their representatives have made any representations, warranties or inducements to Sublessee with respect to the current condition of the Subleased Premises or the improvements therein. Sublessor shall not be required to perform work of any kind or nature and all work performed by Sublessee or any other party shall be subject to provisions ofthis Sublease and the Prime Lease. Sublessee, at its sole expense, shall maintain the Subleased Premises in first-class condition at all times during the term of this Sublease. Upon the expiration or earlier termination ofthis Sublease, Sublessee shall immediately surrender the Premises to Sublessor, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in as good order, condition and repair as existed on the date ofthis Sublease, except for ordinary wear and tear.

Alterations and Additions

15. (a) Sublessee shall not make any alterations, additions or improvements in or to the Subleased Premises without the consent of Sublessor; and all such alterations, additions or improvements shall comply in all respects with the requirements ofthe Prime Lease. Sublessee acknowledges and agrees that Sublessor shall have no responsibilities or obligations with respect to the proposed improvements to the Subleased Premises.

(b) Subject to the prior approval of Sublessor and Prime Lessor, Sublessee shall, at Sublessee's own expense, install the interior and exterior signage described in Exhibit "B" hereto.

Sublessee Default/Arbitration

16. In the event of a default by Sublessee under this Sublease, Sublessor shall have all of the rights and remedies available to the Prime Lessor under the Prime Lease with respect to a default by Sublessor as Tenant thereunder. In the event of any arbitration under Article XXVI of the Prime Lease, Sublessor shall have the right to require Sublessee to join in such arbitration if the subject matter thereof pertain in whole or in part to this Sublease or any actions or inactions of Sublessee hereunder.

Commissions

17. Sublessee warrants and represents that it has had no dealings with any broker or brokers in connection with this Sublease, and Sublessee covenants to pay, hold harmless and indemnify Sublessor from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or brokers on behalf of the Sublessee with respect to this Sublease or negotiation thereof.

Signatures on following page

IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.

"SUBLESSOR":
CARIBBEAN INTERNATIONAL SALES CORP., INC., a Nevada corporation

/s/ David M. Taggart
Name, David M. Taggart
Title: Treasurer

"SUBLESSEE":

/s/ Mitch Francis
Name, Mitch Francis
Title: CEO

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